Trunkbow Enters Into Merger Agreement For “Going Private” Transaction

BEIJING – December 10, 2013 — Trunkbow International Holdings Limited (NASDAQ: TBOW) (“Trunkbow” or the “Company”), a leading provider of mobile payment solutions and mobile value added services in the PRC, today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trunkbow Merger Group Limited (“Parent”), a business company with limited liability incorporated under the laws of the British Virgin Islands and wholly owned by Dr. Wanchun Hou, chairman of our board of directors, and Mr. Qiang Li, our chief executive officer and director, and Trunkbow International Merger Sub Limited (“Merger Sub”), a Nevada corporation and a wholly owned, direct subsidiary of Parent, pursuant to which Parent will acquire the Company for US$1.46 per share of the Company’s common stock (a “Share”) without interest (the “Merger Consideration”). The Merger Consideration represents a 24.8% premium over the closing price on November 1, 2012, the last trading day prior to the Company’s announcement on November 2, 2012 that it had received a “going private” proposal, and a 48.6% premium over the 30-trading day volume weighted average price as of the same date.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive US$1.46 in cash without interest, except for the Shares (i) held by the Company as treasury stock or (ii) owned directly or indirectly by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the time at which the Merger becomes effective, including each Share to be contributed to Parent by Dr. Wanchun Hou and Mr. Qiang Li (collectively, the “Rollover Shares”) in accordance with a contribution agreement entered into by Parent, Dr. Wanchu Hou and Mr. Qiang Li, which will be cancelled without receiving any consideration.

Dr. Wanchun Hou and Mr. Qiang Li currently beneficially own approximately 43.9% of the Company’s Shares. Following the effective time of the Merger, Parent will be beneficially owned by the Dr. Wanchun Hou and Mr. Qiang Li.

The Company’s board of directors, acting upon the unanimous recommendation of the special committee, approved the Merger Agreement and the Merger and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement and approve the Merger. The special committee, which is comprised solely of independent directors unrelated to any of Parent, Merger Sub, Dr. Wanchun Hou and Mr. Qiang Li or any of the management members of the Company, negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

The Merger contemplated by the Merger Agreement is subject to customary closing conditions, including, but not limited to, adoption of the Merger Agreement by the affirmative vote of both (i) the holders of a majority of the Shares and (ii) holders of a majority of the Shares (excluding the Rollover Shares).

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Parent has delivered to the Company an executed equity commitment letter pursuant to which Dr. Wanchun Hou and Mr. Qiang Li have committed, on a joint and several basis, to invest or cause to be invested, in Parent the cash amount of US$30,150,000. Parent and Merger Sub agreed to cause Dr. Wanchun Hou and Mr. Qiang Li to deposit US$30,150,000 (the “Escrow Amount”) in cash into a designated interest-bearing escrow account within two months after the date of the Merger Agreement, which will be jointly controlled by the Company, Parent, Dr. Wanchun Hou and Mr. Qiang Li until the earlier of the closing date of the Merger and the date on which the Merger Agreement is validly terminated. At or prior to the effective time of the Merger, the Escrow Amount shall be used to fund the equity financing pursuant to the terms and conditions of the equity commitment letter and released into the account of an exchange agent for the benefit of the Company’s stockholders.

The Company will call a meeting of its stockholders for the purpose of voting on the adoption of the Merger Agreement as soon as practicable. If completed, the Merger will, under laws of the State of Nevada, result in the Company becoming a privately held company and the Shares would no longer be listed on the NASDAQ Global Market.

Shearman & Sterling LLP is serving as U.S. legal advisor to the Special Committee. Duff & Phelps, LLC is serving as financial advisor to the Special Committee. Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to Duff & Phelps.

Cleary, Gottlieb, Steen & Hamilton LLP is serving as U.S. legal advisor to Parent, Merger Sub, Dr. Wanchun Hou and Mr. Qiang Li.

Additional Information about the Transaction

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K regarding the Merger, which will include the Merger Agreement and related documents. All parties desiring details regarding the Merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the Merger, the Company will prepare and mail a proxy statement to its shareholders. In addition, certain participants in the Merger will prepare and mail to the Company’s shareholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Trunkbow International Holdings Limited, Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing 100022, China, telephone: (86) 10-8571-2518.

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The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when they are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger go forward.

About Trunkbow

Trunkbow International Holdings Limited (NASDAQ: TBOW) is a leading provider of mobile payment solutions (“MPS”) and mobile value added solutions (“MVAS”) in the PRC. Trunkbow’s solutions enable the telecom operators to offer their subscribers access to unique mobile applications, innovative tools, value-added services that create a superior mobile experience, and as a result generate higher average revenue per user and reduce subscriber churn. Since its inception in 2001, Trunkbow has established a proven track record of innovation, and has developed a significant market presence in both the MVAS and MPS markets. Trunkbow supplies its mobile payment solutions to all three Chinese mobile telecom operators, as well as re-sellers, in several provinces of China. For more information, please visit www.trunkbow.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company’s current expectations and views of future events that involve known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements involve inherent risks, uncertainties and assumptions, such as the uncertainties as to how the Company’s stockholders will vote at the meeting of the stockholders, the possibility that competing offers will be made, the possibility that equity financing may not be available and the possibility that various closing conditions for the transaction may not be satisfied or waived. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Information regarding these risks, uncertainties and other factors is included in the Company's annual report on Form 10-K and other filings with the SEC.

Contact Information

In China:	In the U.S.
Trunkbow International Holdings Limited	The Piacente Group
Ms. Alice Ye, Chief Financial Officer	Ms. Brandi Floberg
Phone: +86 (10) 8571-2518 (Beijing)	Phone: + (1) 212-481-2050 (New York)
Email: ir@trunkbow.com	E-mail: trunkbow@tpg-ir.com

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